UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016 (January 26, 2016)

STEWART INFORMATION SERVICES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction or incorporation or organization)	Commission File Number:	(I.R.S. Employer Identification No.)

1980 Post Oak Blvd., Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 713-625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Settlement Agreement and General Release

On January 27, 2016, Stewart Information Services Corporation (the “Company”) entered into a Settlement Agreement and General Release with each of Mr. Malcolm S. Morris (“Mr. Morris”), Mrs. Rebecca Ann Morris (“Mrs. Morris”), and Mr. Stewart Morris, Jr., as Trustee of The Malcolm S. Morris Investment Trust (the “Trust”).

The Company and Mr. Morris previously entered into a Split Dollar Agreement, as most recently amended and restated on June 22, 2007 (the “Split Dollar Agreement”), pursuant to which the Company provides a death benefit which is payable to the Trust, which was established by Mr. Morris for the benefit of his family members. During last several years several differences have arisen concerning the level of coverage provided under the Split Dollar Agreement and the payment of certain insurance premiums. Following extensive negotiations with Mr. Morris, the Company and Mr. Morris have agreed to resolve these differences by either (i) paying $1,980,000 to Mr. Morris, which would settle all potential claims associated with this matter and/or Mr. Morris’ employment with the Company, and $10,000 to each of Mrs. Morris and the Trust to settle all potential claims associated with the insurance coverage provided to Mr. Morris by the Company, or (ii) having the Company (A) purchase an insurance policy from an affiliate of Mr. Morris, (B) adopt a new death benefit plan to provide additional life insurance coverage with respect to Mr. Morris, (C) make additional contributions to the acquired insurance policy to increase its funding level, and (D) pay $10,000 to each of Mr. Morris, Mrs. Morris and the Trust, which would settle all potential claims associated with this matter and/or Mr. Morris’ employment with the Company, provided that the total amount paid by the Company shall not exceed $2,000,000.

The description of the Settlement Agreement and General Release contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Settlement Agreement and General Release, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by this reference.

Insurance Agreement

On February 1, 2016, the Company entered into an Insurance Agreement with each of Messrs. Stewart Morris, Jr. (“Mr. Morris, Jr.”) and Maco Fowlkes (“Mr. Fowlkes”), as Trustee of The 2000 Stewart Morris Jr. and Melissa Joy Birdsong Morris Investment Trust, dated September 1, 2000 (the “SMJ Trust”).

The Company and Mr. Morris, Jr. previously entered into a Split Dollar Agreement, as most recently amended and restated on June 22, 2007 (the “SMJ Split Dollar Agreement”), pursuant to which the Company provides a death benefit which is payable to the SMJ Trust which was established by Mr. Morris, Jr. for the benefit of his family members. Mr. Morris, Jr. has asked the Company to permit him to revise the death benefit payable under the SMJ Split Dollar Agreement to provide a benefit payable to his spouse if he predeceases her, which would replace some or all of the benefit that is payable to his heirs upon the death of both Mr. Morris, Jr. and his spouse. The Company has agreed to permit Mr. Morris, Jr. to make this change to his insurance coverage, provided that the annual expense of maintaining such coverage does not increase by more than $25,000 per year. In addition, the Company has agreed that Mr. Morris, Jr. and Mr. Fowlkes may propose changes to the SMJ Split Dollar Agreement and the associated insurance policy held by the SMJ Trust which would change the form of insurance coverage and/or the beneficiaries of that coverage, provided that the total annual expense of maintaining such coverage does not increase by more than $25,000 per year. If Mr. Morris, Jr. and Mr. Fowlkes make either of those changes to the SMJ Split Dollar Agreement and the insurance coverage provided pursuant to such agreement, Mr. Morris, Jr. has agreed to release any and all potential claims associated with his employment with the Company.

The description of the Insurance Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Insurance Agreement, a copy of which is filed herewith as Exhibit 10.2, which is incorporated herein by this reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2016, the Company entered into employment agreements, effective January 1, 2017, with each of Messrs. Morris, Jr. and Morris in their capacities as the Company’s non-operational executives (collectively, the “Agreements” and, each, an “Agreement”). The material terms of the Agreements are summarized below:

Term:

The term of each Agreement is three (3) years, effective January 1, 2017.

Compensation and Benefits:

Pursuant to the terms of their respective Agreements, Messrs. Morris, Jr. and Morris are entitled to receive annual salaries of not less than $164,000 per year, subject to increase if the compensation paid to members of the Board of Directors of the Company (the “Board”) increases in future years, plus customary vacation, medical, dental and life insurance benefits and reimbursement of certain qualified business expenses by the Company.

Payments Upon Qualifying Termination:

Pursuant to the terms of their respective Agreements, Messrs. Morris, Jr. and Morris are entitled to receive certain benefits upon the termination of their employment under certain circumstances. In the event of the Company’s termination of their employment upon death during the term, Messrs. Morris Jr. and Morris are each entitled to receive as payment to their estates (A) any portion of their then-current salary in effect accrued as of the Date of Termination (as defined in the Agreements) but unpaid, (B) reimbursement of certain qualified business expenses by the Company and (C) any unused paid vacation accrued as of the Date of Termination (the “Accrued Amounts”). In the event of (i) the Company’s termination of their employment for “Cause” (as defined in the Agreements) during the term, (ii) their voluntary termination of employment during the term, or (iii) the Company’s termination of their employment upon Permanent Disability (as defined in the Agreements) during the term, the Company’s obligation to Mr. Morris, Jr. and Mr. Morris shall be limited solely to the payment of the Accrued Amounts.

The Agreements also include non-competition and non-solicitation covenants by Messrs. Morris, Jr. and Morris for a twelve (12)-month period following termination of their employment with the Company for any reason.

The Agreements will terminate, and be null and void, if either (i) each of the transactions contemplated by that certain Exchange Agreement, dated as of January 26, 2016, does not occur prior to December 31, 2016, or (ii) the employment of Mr. Morris, Jr., or Mr. Morris, as applicable, terminates prior to January 1, 2017.

The descriptions of the Agreements contained in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the Agreements, copies of which are filed herewith as Exhibits 10.3 and 10.4, respectively, which are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement and General Release dated January 27, 2016, by and between Malcolm S. Morris, Rebecca Ann Morris, Stewart Morris, Jr., as Trustee of The Malcolm S. Morris Investment Trust, and Stewart Information Services Corporation

10.2	Insurance Agreement, effective February 1, 2016, by and between Stewart Morris, Jr., Maco Fowlkes, as Trustee of The 2000 Stewart Morris Jr. and Melissa Joy Birdsong Morris Investment Trust dated September 1, 2000, and Stewart Information Services Corporation

10.3	Employment Agreement, effective January 1, 2017, by and between Stewart Information Services Corporation and Stewart Morris, Jr.

10.4	Employment Agreement, effective January 1, 2017, by and between Stewart Information Services Corporation and Malcolm S. Morris

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 1, 2016	STEWART INFORMATION SERVICES CORPORATION

	By:	/s/ J. Allen Berryman
	Name:	J. Allen Berryman
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement and General Release, dated January 27, 2016, by and between Malcolm S. Morris, Rebecca Ann Morris, Stewart Morris Jr., as Trustee of The Malcolm S. Morris Investment Trust, and Stewart Information Services Corporation

10.2	Insurance Agreement, effective February 1, 2016, by and between Stewart Morris, Jr., Maco Fowlkes, as Trustee of The 2000 Stewart Morris Jr. and Melissa Joy Birdsong Morris Investment Trust dated September 1, 2000, and Stewart Information Services Corporation

10.3	Employment Agreement, effective January 1, 2017, by and between Stewart Information Services Corporation and Stewart Morris, Jr.

10.4	Employment Agreement, effective January 1, 2017, by and between Stewart Information Services Corporation and Malcolm S. Morris